UNITED STATES
SECURITIES AND EXCHANGE COMMISSION
Washington, D.C. 20549

SCHEDULE 14C INFORMATION
Information Statement Pursuant to Section 14(c) of the
Securities Exchange Act of 1934
(Amendment No. __)
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NATIONWIDE VARIABLE INSURANCE TRUST

(Name of Registrant as Specified In Its Charter)

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NATIONWIDE VARIABLE INSURANCE TRUST
One Nationwide Plaza
Mail Code 1-18-102
Columbus, Ohio 43215
(800) 848-0920

June 6, 2025

Dear Shareholder:

The enclosed Information Statement details a recent subadviser change relating to the NVIT Loomis Short Term High Yield Fund (the “Fund”), a series of Nationwide Variable Insurance Trust (the “Trust”). Until recently, the Fund was known as the “NVIT Federated High Income Bond Fund.”

Specifically, Nationwide Fund Advisors, the Fund’s investment adviser, recommended, and the Board of Trustees of the Trust (the “Board”) approved, the selection of Loomis, Sayles & Company, L.P. to serve as the new subadviser to the Fund. At the same time, the Board approved the termination of Federated Investment Management Company as the Fund’s subadviser. These changes became effective on April 14, 2025. The Trust has received an exemptive order (the “Manager of Managers Order”) from the U.S. Securities and Exchange Commission (the “SEC”) that allows certain subadviser changes to be made without shareholder approval. The Manager of Managers Order requires that this Information Statement be sent to you. Additionally, the Trust has received interpretive guidance from the staff of the SEC’s Division of Investment Management allowing the Trust, in lieu of physical delivery of the Information Statement, to make the Information Statement available to you online. The Information Statement will be available on the Trust’s website at nationwide.com/personal/investing/mutual-funds/shareholder-news/ until September 30, 2025. A paper or email copy of the Information Statement may be obtained, without charge, by contacting the Trust at 1-844-202-6597.

Please read the enclosed Information Statement for additional information.

We look forward to continuing to serve you and the Fund in the future.

Sincerely,

Stephen R. Rimes
Secretary, Nationwide Variable Insurance Trust

NATIONWIDE VARIABLE INSURANCE TRUST
One Nationwide Plaza
Mail Code 1-18-102
Columbus, Ohio 43215
(800) 848-0920

INFORMATION STATEMENT

Nationwide Variable Insurance Trust (the “Trust”) is furnishing this Information Statement with respect to the NVIT Loomis Short Term High Yield Fund (the “Fund”), a series of the Trust. All owners (“Contract Owners”) of variable annuity contracts or variable life insurance policies (“variable contracts”) who, as of May 19, 2025, had selected the Fund as an underlying investment option within their variable contract will receive this Information Statement. Until recently, the Fund was known as the “NVIT Federated High Income Bond Fund.”

The Trust has received an exemptive order (the “Manager of Managers Order”) from the U.S. Securities and Exchange Commission (the “SEC”), which permits Nationwide Fund Advisors (“NFA”), the Fund’s investment adviser, to hire new subadvisers that are unaffiliated with NFA, to terminate subadvisory relationships, and to make changes to existing subadvisory agreements with the approval of the Trust’s Board of Trustees (the “Board” or the “Trustees”), but without obtaining shareholder approval, provided, among other things, that the Fund provides its shareholders (or, in this case, the Contract Owners who have selected the Fund as an underlying investment option) with an information statement describing any new subadviser within 90 days of hiring such subadviser.

WE ARE NOT ASKING YOU FOR A PROXY OR VOTING INSTRUCTIONS AND
WE REQUEST THAT YOU NOT SEND US A PROXY OR VOTING INSTRUCTIONS.

INTRODUCTION

The Fund is an investment portfolio, or series, of the Trust. The Trust, on behalf of the Fund, has entered into an Investment Advisory Agreement with NFA. Pursuant to the Investment Advisory Agreement, NFA may select one or more subadvisers for the Fund and supervises the Fund’s daily business affairs, subject to the oversight of the Board. NFA selects one or more subadviser(s) it believes will provide the Fund with high-quality investment management services consistent with the Fund’s investment objective. NFA is responsible for the overall monitoring of the Fund’s subadviser(s).

Effective April 14, 2025, Loomis, Sayles & Company, L.P. (“Loomis Sayles”) began serving as the subadviser to the Fund, following the termination of Federated Investment Management Company (“Federated”), the Fund’s previous subadviser.

Loomis Sayles is unaffiliated with NFA and discharges its responsibilities subject to the supervision of NFA and the oversight of the Board. Loomis Sayles is paid a subadvisory fee by NFA from the management fees NFA receives from the Fund. In accordance with procedures adopted by the Board, the subadviser of the Fund may effect portfolio transactions through an affiliated broker-dealer that receives brokerage commissions in connection therewith as permitted by applicable law.

The purpose of this Information Statement is to report the selection of Loomis Sayles, located at One Financial Center Boston, MA 02111 as the new subadviser to the Fund. The Board approved the appointment of Loomis Sayles as the subadviser to the Fund on March 12, 2025. Factors considered by the Board in making its decision to approve Loomis Sayles as the subadviser, as well as other important information, are described in more detail below.

RECOMMENDATION TO APPROVE SUBADVISER

As part of NFA’s duties to select and supervise the Fund’s subadviser, NFA is responsible for communicating performance expectations to, and evaluating the performance of, the subadviser and recommending to the Board whether a new subadviser should be hired or whether a subadviser’s contract with the Trust should be renewed, modified or terminated. NFA periodically provides written reports to the Board describing the results of its evaluation and monitoring functions.

The Fund’s investment objective is to seek to provide high current income. Federated had subadvised the Fund since its inception in 1997. NFA determined to replace Federated as the Fund’s subadviser due to the Fund’s underperformance relative to its benchmark index and Lipper category. In replacing Federated, NFA first evaluated different types of high-yield strategies and found that certain high-yield bond strategies with shorter durations may evidence superior risk-adjusted returns across multiple market cycles as compared to strategies with longer durations.  NFA selected Loomis Sayles due to its familiarity with Loomis Sayles’ provision of high-yield strategies, extensive history of investment strategies focusing on credit selection, and its willingness to provide a customized short duration high-yield mandate.

LOOMIS SAYLES LLC

Based on an analysis of Loomis Sayles’s management team, investment capabilities and processes, compliance program and operational capabilities, NFA recommended to the Board that Loomis Sayles be appointed to serve as the Fund’s subadviser.

As subadvised by Loomis Sayles, the Fund invests primarily in U.S. dollar-denominated high-yield bonds (commonly known as “junk bonds”) of U.S. and foreign issuers, including those in emerging market countries. Securities selected for the Fund normally are lower-rated or are below investment grade, with no minimum acceptable rating. These bonds primarily include corporate debt securities, such as notes, bonds, debentures and commercial paper, but may include convertible securities and corporate loans. Some of the securities in which the Fund invests may be zero-coupon bonds. Under normal circumstances, the Fund invests at least 80% of its accounts market value in high-yield rated bonds.

In order to provide the potential for additional income and to manage market volatility, the subadviser separately manages a diversified portion of the Fund (targeting approximately 20% of the Fund’s accounts market value at the time of purchase) invested in securitized assets, such as mortgage-backed and asset-backed securities. For this portion of the Fund, the subadviser purchases many securities that are rated investment grade, although it also may purchase securities that are rated below investment grade.

In managing the Fund’s overall portfolio, the subadviser typically maintains an average portfolio duration that is up to one year greater than or less than the average portfolio duration of the ICE BofA 1-3 Year BB-B US Cash Pay High Yield Index (the “Index”).  As of December 31, 2024, the average portfolio duration of the Index was 1.54 years.  The subadviser may buy or sell derivatives, such as futures, forwards or credit default swaps, in order to hedge against investment risks or to expose the Fund’s cash holdings to the investment characteristics of securities in which the Fund may invest.
Matthew J. Eagen, CFA, Peter S. Sheehan, Christopher J. Romanelli, CFA, Stephen M. LaPlante, CFA and Alessandro Pagani, CFA are co-portfolio managers of the Fund and are responsible for the day-to-day management of the Fund, including the selection of the Fund’s investments.
Mr. Eagan is a Portfolio Manager and Head of the Full Discretion Team at Loomis Sayles. He joined Loomis Sayles in 1997 and has 34 years of investment industry experience.
Mr. Sheehan is a Portfolio Manager on the Full Discretion Team at Loomis Sayles. He joined Loomis Sayles in 2012 and has 17 years of investment industry experience.
Mr. Romanelli is a Portfolio Manager on the Full Discretion Team at Loomis Sayles. He joined Loomis Sayles in 2010 and has 19 years of investment industry experience.
Mr. LaPlante is a Portfolio Manager and Securitized Strategist on the Mortgage and Structured Finance Team at Loomis Sayles. He joined Loomis Sayles in 2017 and has 15 years of investment industry experience.
Mr. Pagani is a Portfolio Manager and Head of the Mortgage and Structured Finance Team at Loomis Sayles. He joined Loomis Sayles in 2008 and has 27 years of investment industry experience.
Based on the foregoing considerations, NFA recommended to the Board that Loomis Sayles be approved as the subadviser to the Fund.

BOARD CONSIDERATIONS

At a meeting held on March 12, 2025, the Board, of which eight of the nine members were not considered to be “interested persons” of the Fund under the Investment Company Act of 1940, as amended (the “1940 Act”) (“Independent Trustees”), discussed and, upon NFA’s recommendation, unanimously approved the appointment of Loomis Sayles as the subadviser to the Fund. The Board was provided with detailed materials relating to Loomis Sayles in advance of the meeting. The Independent Trustees met in executive session with their independent legal counsel prior to the meeting to discuss information relating to the subadvisory agreement. The material factors and conclusions that formed the basis for the Board’s approval are discussed below.

The Nature, Extent and Quality of the Services to be Provided by Loomis Sayles as the Subadviser. In making its determinations, the Board took into account information provided to it by NFA as to the services to be provided by Loomis Sayles under the subadvisory agreement, including information relating to Loomis Sayles’ investment strategy and process for the Fund. The Board also considered information provided to it regarding the experience of the investment personnel of Loomis Sayles who would be managing the Fund.

Investment Performance. The Board considered information concerning the past performance of Loomis Sayles as a provider of high-yield mandates as well as Loomis Sayles’ extensive history of investment strategies focusing on credit selection and willingness to customize a differentiated high-yield strategy.

Fee Level. The Board considered the subadvisory fee rate that NFA would pay to Loomis Sayles with respect to the Fund. The Board noted that the subadvisory fee rate to be paid to Loomis Sayles at the Fund’s current asset level would be less than the rate at which the sub-advisory fee was paid to Federated, resulting in savings that NFA will share with the Fund’s shareholders by reducing the Fund’s expense cap, thereby increasing its fee waiver.

Profitability; Fallout Benefits. No information was presented to the Board regarding Loomis Sayles’ expected profitability as a result of the subadvisory agreement or the expected profitability of the Fund with regards to NFA following the implementation of the subadvisory agreement.

Terms of the Subadvisory Agreement. The Board considered that the non-compensatory terms of the subadvisory agreement are substantially similar in all material respects to the terms of the subadvisory agreements that the Trust currently has in place for other series of the Trust.

Conclusion. Based on these and other considerations, none of which were individually determinative of the outcome, and after discussion and consideration among the Trustees, and with NFA, Trust counsel, and independent legal counsel, the Board, including all of the Independent Trustees voting separately, unanimously approved the subadvisory agreement with Loomis Sayles.

THE SUBADVISORY AGREEMENT

The subadvisory agreement with Loomis Sayles, dated April 14, 2025 (the “Agreement”), was approved by the Board, including the Independent Trustees, on March 12, 2025. In accordance with the Manager of Managers Order, the Agreement was not submitted to the Fund’s shareholders for their approval. The terms of the Agreement are substantially similar to the terms of the previous subadvisory agreement with Federated. The following is a brief summary of the material terms of the Agreement.

Term. The Agreement, solely with respect to the Fund, has an initial term that expires on January 1, 2027, and continues for successive one-year terms thereafter as long as its continuance is approved by the Board or by a vote of a majority of outstanding shares of the Fund, provided that, in either case, the terms and the renewal have been approved by the vote of a majority of the Independent Trustees, cast in person, at a meeting called for the purpose of voting on such approval. The Agreement can be terminated on not more than 60 days’ written notice by NFA, by a vote of a majority of the Independent Trustees on behalf of the Fund or a majority of the outstanding voting securities of the Fund, or on not less than 120 days’ written notice by Loomis Sayles. The Agreement terminates automatically if assigned by any party.

Fees. Under the Agreement, the annual subadvisory fee payable by NFA to Loomis Sayles (as a percentage of the average daily net assets of the Fund) is set forth in the table attached as Exhibit A.

Duties. Under the Agreement, NFA is responsible for assigning all or a portion of the Fund’s assets to Loomis Sayles and for overseeing and reviewing the performance of Loomis Sayles. Loomis Sayles is required to manage the Fund’s portfolio in accordance with the Fund’s investment objectives and policies, subject to the supervision of NFA and the oversight of the Board.

Brokerage. Under the Agreement, Loomis Sayles is authorized to purchase and sell securities on behalf of the Fund through brokers or dealers Loomis Sayles selects and to negotiate commissions to be paid on such transactions. In doing so, Loomis Sayles is required to use reasonable efforts to obtain the most favorable price and execution available but is permitted, subject to certain limitations, to pay brokerage commissions that are higher than what another broker might have charged in return for brokerage and research services.

Indemnification. Under the Agreement, Loomis Sayles and its affiliates and controlling persons cannot be held liable to NFA, the Trust, the Fund or the Fund’s shareholders in the absence of willful misfeasance, bad faith, gross negligence, reckless disregard of its duties under the Agreement, or violation of applicable law.

Loomis Sayles is required, under the Agreement, to indemnify NFA, the Trust, the Fund, and their respective affiliates and controlling persons for any liability or expenses sustained by them as a result of Loomis Sayles’ willful misfeasance, bad faith, gross negligence, reckless disregard of its duties or violation of applicable law, as well as under certain other circumstances. The Agreement also contains provisions pursuant to which NFA and the Trust are required to indemnify Loomis Sayles for any liability and expenses which may be sustained by Loomis Sayles as a result of NFA’s or the Trust’s willful misfeasance, bad faith, gross negligence, reckless disregard of their respective duties or violation of applicable law.

Regulatory Pronouncements. The Agreement also includes provisions arising from regulatory requirements. These provisions include a requirement that Loomis Sayles establish and maintain written proxy voting procedures in compliance with current applicable laws and regulations, including, but not limited to, Rule 30b1-4 under the 1940 Act. Also, the provisions include language required by Rule 17a-10 under the 1940 Act that permits Loomis Sayles to execute securities transactions under limited circumstances through broker-dealers deemed to be affiliated with the Fund, subject to certain prohibitions on consultations between Loomis Sayles and other subadvisers to the Fund or funds affiliated with the Fund.

Further Information. The above description of the Agreement is only a summary and is qualified in its entirety by reference to the text of the Agreement. A copy of the Agreement is on file with the SEC and is available: (i) on the SEC’s EDGAR database via the internet at www.sec.gov; (ii) by electronic request to publicinfo@sec.gov; or (iii) by mail by sending your request to Securities and Exchange Commission, 100 F Street, N.E., Washington, D.C. 20549-1520.

OTHER INFORMATION ABOUT LOOMIS SAYLES

Loomis Sayles is located at One Financial Center Boston, MA 02111. The following table sets forth the names and principal occupations of the principal executive officers of Loomis Sayles. The address of each person listed below is One Financial Center Boston, MA 02111.

Name	Title
Kevin P. Charleston	President and Chief Executive Officer of Loomis Sayles, Director and Chairman of General Partner
Daniel J. Fuss	Director of General Partner
John R. Gidman	Director of General Partner
Donald P. Ryan	Chief Compliance Officer of Loomis Sayles
David L. Waldman	Director of General Partner
David L. Giunta	Director of General Partner
Aziz V. Hamzaogullari	Director of General Partner
Matthew J. Eagan	Director of General Partner
Richard G. Raczkowski	Director of General Partner
Maurice P. Leger	Director of General Partner
Susan L. Sieker	Director of General Partner and Chief Financial Officer of Loomis Sayles
Rebecca O. Radford	Chief Legal Officer of Loomis Sayles and Director of General Partner
Philippe B. Setbon	Director of General Partner
Pramila Agrawal	Director of General Partner

Loomis Sayles was founded in 1926 and is one of the oldest investment advisory firms in the United States with over $389.3 billion in assets under management as of December 31, 2024. Loomis Sayles is a Delaware limited partnership. Loomis Sayles’ sole general partner, Loomis, Sayles & Company, Inc., is directly owned by Natixis Investment Managers, LLC. (“Natixis LLC”). Natixis LLC is an indirect subsidiary of Natixis Investment Managers, an international asset management group based in Paris, France, that is in turn owned by Natixis, a French investment banking and financial services firm. Natixis is wholly-owned by Groupe BPCE, France’s second largest banking group. Groupe BPCE is owned by banks comprising two autonomous and complementary retail banking networks consisting of the Caisse d’Epargne regional savings banks and the Banque Populaire regional cooperative banks. The registered address of Natixis is 30, avenue Pierre Mendès France, 75013 Paris, France. The registered address of Groupe BPCE is 50, avenue Pierre Mendès France, 75013 Paris, France.

MORE ABOUT FEES AND EXPENSES

The Fund pays NFA an investment advisory fee at an effective annual rate (as a percentage of the Fund’s average daily net assets) as set forth in the table attached as Exhibit B.

During the fiscal year ended December 31, 2024, the Fund paid investment advisory fees to NFA as set forth in the table attached as Exhibit C.

ADDITIONAL INFORMATION

NFA serves as the Fund’s investment adviser pursuant to an Investment Advisory Agreement that was last approved by the Board, including a majority of the Independent Trustees, on December 10, 2024. The Investment Advisory Agreement was last approved by shareholders of the Fund on May 1, 2007. The key features of the Investment Advisory Agreement are described below.

Advisory Services. Under the Investment Advisory Agreement, NFA, subject to the oversight of the Board: (i) sets the overall investment strategy for the Fund; (ii) has overall supervisory responsibility for the general management and investment of the Fund’s assets; (iii) determines the allocation of assets among one or more subadvisers, if any; and (iv) has full investment discretion to make all determinations with respect to the investment of the Fund’s assets not otherwise assigned to a subadviser. With regard to subadvisers, NFA, subject to the oversight of the Board: (i) researches and evaluates each subadviser, if any; (ii) performs initial due diligence on prospective subadvisers; (iii) monitors each subadviser’s ongoing performance; (iv) communicates performance expectations and evaluations to each subadviser; and (v) recommends to the Board whether a subadviser’s contract should be renewed, modified or terminated. NFA also is responsible for recommending changes or additions to the subadvisers and is responsible for compensating each subadviser. Finally, NFA is responsible for providing periodic reports to the Board concerning the Fund’s business and investments as the Board requests.

Continuance. The Investment Advisory Agreement may be continued from year to year by a majority vote of the Board or by a vote of a majority of the outstanding shares of the Fund, provided that, in either case, the terms and the renewal have been approved by the vote of a majority of the Independent Trustees, cast in person, at a meeting called for the purpose of voting on such approval.

Termination. The Investment Advisory Agreement provides that it may be terminated, without the payment of any penalty, by vote of a majority of the Board or by vote of a majority of the outstanding voting securities of the Fund, or by NFA, in each case, upon not less than 60 days’ written notice to the other party. The Investment Advisory Agreement also provides that it will automatically and immediately terminate in the event of its assignment.

As of May 20, 2025, the Fund had issued outstanding shares in the amounts as set forth in the table attached as Exhibit D.

As of May 20, 2025, to the Trust’s knowledge, no person, except as set forth in the table attached as Exhibit E, had or shared voting or investment power over more than 5% of the outstanding shares of any class of the Fund.

As of May 20, 2025, the Executive Officers and Trustees of the Trust as a group owned less than 1% of the outstanding shares of any class of the Fund.

Although Contract Owners are not being asked to vote on the approval of Loomis Sayles as subadviser to the Fund, the Trust is required to summarize the voting rights of Contract Owners. Whenever a matter affecting the Fund requires shareholder approval, a shareholder meeting generally will be held, and a proxy statement and proxy/voting instruction forms will be sent to the Fund’s shareholders and to Contract Owners who have selected the Fund as an underlying mutual fund option. Shares of the Fund are available exclusively as a pooled funding vehicle for variable contracts offered by the separate accounts, or subaccounts thereof, of certain life insurance companies (“Participating Insurance Companies”). The Participating Insurance Companies own shares of the Fund as depositors for the Contract Owners. Thus, individual Contract Owners do not vote on such matters directly because they are not shareholders of the Fund. Rather, the Participating Insurance Companies and their separate accounts are shareholders and will vote the shares of the Fund attributable to the Contract Owners in accordance with the Contract Owners’ voting instructions. If voting instructions are not received, the separate accounts will vote the shares of the Fund for which voting instructions have not been received in proportion (for, against, or abstain) to those for which timely voting instructions have been received. As a result, those Contract Owners that choose to vote, as compared with their actual percentage of ownership of the Fund, may control the outcome of the vote. Each share of the Fund is entitled to one vote, and each fraction of a share is entitled to a proportionate fractional vote. Contract Owners are also permitted to revoke previously submitted voting instructions in accordance with instructions contained in the proxy statement sent to the Fund’s shareholders and to Contract Owners.

The foregoing description of Contract Owner voting rights with respect to the Fund is only a summary of these rights. Whenever shareholder approval of a matter affecting the Fund is required, the proxy statement sent to shareholders and to Contract Owners will fully describe the voting rights of Contract Owners and the voting procedures that will be followed at the shareholder meeting.

Currently, Nationwide Fund Distributors LLC (“NFD”), an affiliate of NFA, acts as the Trust’s principal underwriter. Under the terms of a Joint Fund Administration and Transfer Agency Agreement, Nationwide Fund Management LLC (“NFM”), an indirect wholly owned subsidiary of Nationwide Financial Services, Inc. (“Nationwide Financial”), provides various administrative and accounting services, including daily valuation of the Fund’s shares, preparation of financial statements, tax returns, and regulatory reports, and presentation of quarterly reports to the Board of Trustees. NFM also serves as transfer agent and dividend disbursing agent for the Fund. The address for NFA, NFD and NFM is One Nationwide Plaza, Mail Code 1-18-102, Columbus, Ohio 43215.

NFA is a wholly owned subsidiary of Nationwide Financial, a holding company which is a direct wholly owned subsidiary of Nationwide Corporation. All of the common stock of Nationwide Corporation is held by Nationwide Mutual Insurance Company, which is a mutual company owned by its policyholders. The address for each of Nationwide Financial, Nationwide Corporation and Nationwide Mutual Insurance Company is One Nationwide Plaza, Columbus, Ohio 43215.

No Officer or Trustee of the Trust is an officer, employee, or director of Loomis Sayles, nor do any such Officers or Trustees own securities issued by Loomis Sayles or have any other material direct or indirect interest in Loomis Sayles.

The Trust will furnish, without charge, a copy of the Trust’s most recent Annual Report to shareholders and Semiannual Report to shareholders succeeding the Annual Report, if any, upon request. This request may be made either by writing to the Trust at the address contained on the first page of this Information Statement or by calling toll-free 800-848-0920. The Annual Report and the Semiannual Report will be mailed to you by first-class mail within three business days of receipt of your request. Copies of the Information Statement may be obtained, without charge, by calling toll-free 1-844-202-6597.

By Order of the Board of Trustees of Nationwide Variable Insurance Trust,

Stephen R. Rimes, Secretary
June 6, 2025

EXHIBIT A
SUBADVISORY FEES

The annual subadvisory fees payable by NFA to Loomis Sayles (as a percentage of the Fund’s average daily net assets) are set forth in the following table:

Fund	Subadvisory Fees
NVIT Loomis Short Term High Yield Fund	0.29% on all Subadviser Assets

A-1

EXHIBIT B
INVESTMENT ADVISORY FEES

The Fund pays NFA an investment advisory fee at an effective annual rate (as a percentage of the Fund’s average daily net assets) as set forth in the following table:

Fund	Advisory Fees
NVIT Loomis Short Term High Yield Fund
0.75% on assets up to $50 million;
0.60% on assets of $50 million and more but less than $250 million;
0.55% on assets of $250 million and more but less than $500 million; and
0.50% on assets of $500 million and more

B-1

EXHIBIT C
INVESTMENT ADVISORY FEES PAID TO NFA

The chart below sets forth the investment advisory fees paid by the Fund to NFA for the fiscal year ended December 31, 2024. The amount indicated is after fee waivers and expense reimbursements.

Fund	Advisory Fees
NVIT Loomis Short Term High Yield Fund	$583,487

C-1

EXHIBIT D
OUTSTANDING SHARES

As of May 20, 2025, the Fund had issued outstanding shares in the amounts set forth in the table below:

Fund	Number of Shares Outstanding
NVIT Loomis Short Term High Yield Fund – Class I	14,602,680.413

D-1

EXHIBIT E
5% SHAREHOLDERS

As of May 20, 2025, to the Trust’s knowledge, no person, except as set forth in the table below, had or shared voting or investment power over more than 5% of the outstanding shares of any class (collectively, the “shares”) of the Fund.

Name and Address of Shareholder	Percentage of the Class Held by the Shareholder
NVIT Loomis Short Term High Yield Fund – Class I
NATIONWIDE LIFE INSURANCE COMPANY COLUMBUS OH 43218-2029	93.32%

E-1

NATIONWIDE VARIABLE INSURANCE TRUST
One Nationwide Plaza
Mail Code 1-18-102
Columbus, Ohio 43215
(800) 848‐0920

NVIT Loomis Short Term High Yield Fund
(formerly, NVIT Federated High Income Bond Fund)

NOTICE OF INTERNET AVAILABILITY OF INFORMATION STATEMENT

June 6, 2025

This communication presents only an overview of the more complete Information Statement that is available to you on the internet relating to the NVIT Loomis Short Term High Yield Fund (the “Fund”), a series of Nationwide Variable Insurance Trust (the “Trust”). We encourage you to access and review all of the important information contained in the Information Statement.

The following material is available for review: NVIT Loomis Short Term High Yield Fund Information Statement

The Information Statement details a recent subadviser change relating to the Fund. Specifically, the Board of Trustees of the Trust (the “Board”) approved the selection of Loomis, Sayles & Company, L.P. to serve as the new subadviser to the Fund. At the same time, the Board approved the termination of Federated Investment Management Company as the subadviser to the Fund. This change became effective on April 14, 2025. The Trust has received an exemptive order (the “Manager of Managers Order”) from the U.S. Securities and Exchange Commission (the “SEC”) that allows certain subadviser changes to be made without shareholder approval. The Manager of Managers Order instead requires that the Information Statement be sent to you. Additionally, the Trust has received interpretive guidance from the staff of the SEC’s Division of Investment Management allowing the Trust, in lieu of physical delivery of the Information Statement, to make the Information Statement available to you online.

All owners (“Contract Owners”) of variable annuity contracts or variable life insurance policies (“variable contracts”) who, as of May 20, 2025, had selected the Fund as an underlying investment option within their variable contract will receive this Notice. This Notice will be sent to Contract Owners on or about July 11, 2025. The full Information Statement will be available on the Trust’s website at nationwide.com/personal/investing/mutual-funds/shareholder-news/ until September 30, 2025. A paper or email copy of the full Information Statement may be obtained, without charge, by contacting the Trust at 1-844-202-6597.

If you want to receive a paper or email copy of the above listed document, you must request one. There is no charge to you for requesting a copy.